Exhibit 99.1

K12 Offers Guidance for FY 2013, Reaffirms First Call FY 2013 Consensus Estimates, and Provides Supplemental Historical Revenue and Enrollment Data

HERNDON, Va.--(BUSINESS WIRE)--October 17, 2012--K12 Inc. (NYSE: LRN), a leading provider of proprietary, technology-based curriculum, software and education services created for individualized learning for students primarily in kindergarten through 12th grade, today announced guidance for the full fiscal year ending June 30, 2013 (“FY 2013”). The Company is also separately providing supplemental historical revenue and enrollment data.

Fiscal Year 2013 Outlook and Q1 Enrollment Data

The Company is forecasting the following for FY 2013:

  Revenue of $840 million to $870 million
  EBITDA of $107 million to $115 million (see GAAP reconciliation below)
  Operating income of $45 million to $50 million
  Depreciation and amortization expense of $60 million to $65 million
  Capital expenditures including capitalized curriculum, capitalized software development, and property and equipment of approximately $55 million to $60 million
  Capitalized leases for student computers of approximately $20 million to $25 million
  Income tax rate of 42% to 44%

The mid-point of this guidance is consistent with FY 2013 estimates as posted on First Call through yesterday afternoon, which reported on a consensus basis revenue of $854.6 million, EBITDA of $112.1 million and operating income of $46.3 million. For Q1 FY 2013, average student enrollments in Managed Public Schools (defined below) were 121,704. For the International and Private Pay Business (defined below), total student enrollments were approximately 12,400 and total semester course enrollments were approximately 34,300.

Supplemental Historical Revenue and Enrollment Data

As described in the Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (the “FY 2012 Form 10-K”), the Company reclassified its three lines of business: Managed Public Schools (turn-key management services provided to public schools), Institutional Business (educational products and services provided to school districts, public schools and other educational institutions that it does not manage), and International and Private Pay Business (private schools for which it charges student tuition and makes direct consumer sales).

Managed Public Schools	Institutional Business	International and Private Pay Business
Full-time virtual schools	K12 curriculum	Managed private schools
Blended schools	Aventa curriculum	—The Keystone School
—Flex schools	A+ curriculum	—George Washington University Online HS
—Passport schools	Middlebury joint venture	—K12 International Academy
—Discovery schools	Pre-kindergarten	—International School of Berne
—Other blended schools	Post-secondary	Web International Education Group, Ltd. (via investment)
Independent course sales (Consumer)

The FY 2012 Form 10-K did not disclose historical revenue or enrollment data, adjusted to reflect the reclassification of the lines of business. Accordingly, presented below is quarterly supplemental historical revenue and enrollment data for the last two completed fiscal years.

Historical Revenue by Business Lines

The following table sets forth historical revenue for the Company’s three lines of business for the periods indicated.

	FY 2012				FY 2011
($ in thousands)	4Q2012	3Q2012	2Q2012	1Q2012	4Q2011	3Q2011	2Q2011	1Q2011
Managed Public Schools	$144,162	$151,885	$140,645	$159,449	$107,557	$114,163	$113,411	$118,870
Institutional Business	$16,595	$16,412	$20,296	$19,847	$12,970	$10,948	$11,366	$11,472
International and Private Pay Business(1)	$9,644	$9,878	$5,559	$14,033	$7,741	$5,182	$4,225	$4,529
Total Revenue	$170,402	$178,175	$166,500	$193,329	$128,268	$130,293	$129,002	$134,871

1 The variance between Q1 and Q2 of FY 2012 was primarily as a result of timing differences related to purchase accounting adjustments with minimal impact on FY 2012 revenue.

Certain totals may not add due to the effects of rounding.

Historical Enrollment Data

The data presented in these tables for FY 2012 and FY 2011 are updated from previous disclosure as a result of the reclassification of the Company’s three lines of business, as described in the FY 2012 Form 10-K, as well as certain immaterial compilation errors that were identified in the process of gathering the enrollment data. Enrollment data previously disclosed was understated. The understatement of the enrollment data did not affect previously reported results of operations, cash flows or financial condition.

The following table sets forth historical average enrollment data for students in Managed Public Schools. These figures exclude enrollments from classroom pilot programs.

	FY 2012				FY 2011
	4Q2012	3Q2012	2Q2012	1Q2012	4Q2011	3Q2011	2Q2011	1Q2011
Managed Public Schools Average Student Enrollments	99,973	105,828	104,836	106,665	71,196	75,816	75,280	77,114

	FY 2012	FY 2011	Change	Change %
Managed Public Schools Average Student Enrollments(1)	104,289	74,755	29,534	39.5%

1The year over year growth in average student enrollments was impacted by our acquisitions during FY 2011.

The following table sets forth historical cumulative total enrollment data for students in the International and Private Pay Business. These figures exclude enrollments from consumer programs.

	FY 2012				FY 2011
International and Private Pay Business	4Q2012	3Q2012	2Q2012	1Q2012	4Q2011	3Q2011	2Q2011	1Q2011
Cumulative Student Enrollments	31,830	22,038	16,386	12,415	28,777	18,681	13,678	10,403
Cumulative Semester Course Enrollments	83,519	65,530	46,651	34,692	68,230	50,278	35,378	26,449

International and Private Pay Business	FY 2012	FY 2011	Change	Change %
Cumulative Student Enrollments	31,830	28,777	3,053	10.6%
Cumulative Semester Course Enrollments	83,519	68,230	15,289	22.4%

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: our potential inability to further develop, maintain and enhance our products and brands; the reduction of per pupil funding amounts at the schools we serve; reputation harm resulting from poor performance or misconduct by operators in any school in our industry and in any school in which we operate; challenges from virtual public school or hybrid school opponents; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new contracts or renew existing contracts with schools; risks associated with entering into and executing mergers, acquisitions and joint ventures; failure to successfully integrate mergers, acquisitions and joint ventures; inability to recruit, train and retain quality teachers and employees; uncertainty regarding our ability to protect our proprietary technologies; risks of new, changing and competitive technologies; increased competition in our industry; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 17, 2012, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss guidance for FY 2013 during a conference call scheduled for Wednesday, October 17, 2012 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available on the K12 web site at www.k12.com through the Investor Relations link. Please access the web site at least 15 minutes prior to the start of the call to register and download and install any necessary software.

To participate in the live call, investors and analysts should dial (866) 203-2528 (domestic) or (617) 213-8847 at 8:20 a.m. (ET). The participant passcode is 88991752.

A replay of the call will be available starting on October 17, 2012, through November 17, 2012, at (888) 286-8010 (domestic) or (617) 801-6888 (international) pass code 63324917. It will also be archived at www.k12.com in the Investor Relations section for 60 days.

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income (loss), plus net interest expense, plus income tax expense, minus income tax benefit, plus depreciation and amortization and noncontrolling interest charges. Interest expense primarily consists of interest expense for capital leases, long-term and short-term borrowings. The Company uses EBITDA in addition to income from operations and net income as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing the Company’s operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income (loss) as determined in accordance with GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for the Company’s management's discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments, interest payments, or other working capital.

The Company believes EBITDA is useful to an investor in evaluating the Company’s operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired. The Company’s management uses EBITDA:

  as an additional measurement of operating performance because it assists the Company in comparing its performance on a consistent basis;
  in presentations to the members of the Company’s Board of Directors to enable its Board to have the same measurement basis of operating performance as is used by management to compare its current operating results with corresponding prior periods and with the results of other companies in the Company’s industry; and
  on an adjusted basis in determining compliance with the terms of the Company’s credit agreement.

The following tables provide a reconciliation of operating income to EBITDA.

	Forecasted for the Fiscal Year Ending June 30, 2013
	Low End of Range	High End of Range
	(In thousands)
Revenue	$ 840,000	$ 870,000
Operating expenses	(793,000)	(820,000)
Operating Income – K12 Inc.	47,000	50,000
Depreciation and amortization	60,000	65,000
EBITDA	$ 107,000	$ 115,000

About K12 Inc.

K12 Inc. (NYSE: LRN), a technology-based education company, is the nation's largest provider of proprietary curriculum and online education programs for students in kindergarten through high school. Using 21st century tools to prepare 21st century students, K12 provides a new choice for students to learn in a flexible and innovative way, at an individualized pace. K12 provides curriculums and academic services to public and private online schools and districts, traditional classrooms, blended school programs and directly to families. K12 is accredited through AdvancED, the world's largest education community. Additional information on K12 can be found at www.K12.com.

CONTACT:
K12 Inc.
Investor Contact:
Christina L. Parker, 703-483-7077
VP Investor Relations
chparker@k12.com
or
Press Contact:
Jeff Kwitowski, 703-483-7281
SVP Public Relations
jkwitowski@k12.com